   As filed with the Securities and Exchange Commission on November 20, 1997
                                                   Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                            -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            -----------------------

                             CORE LABORATORIES N.V.
                (Name of Registrant as specified in its charter)

        THE NETHERLANDS                                         NOT APPLICABLE
  (State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                                HERENGRACHT 424
                               1017 BZ AMSTERDAM
                                THE NETHERLANDS
                                (31-20) 624-3699
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                                 JOHN D. DENSON
                              5295 HOLLISTER ROAD
                              HOUSTON, TEXAS 77040
                                 (713) 329-7404
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                  1995 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full title of the plan)

                                    Copy to:

                                MICHAEL P. FINCH
                             VINSON & ELKINS L.L.P.
                             2300 FIRST CITY TOWER
                               1001 FANNIN STREET
                           HOUSTON, TEXAS 77002-6760
                                 (713) 758-2128

                        CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                                        Proposed            Proposed
    Title of each class of        Amount to be      maximum offering    maximum aggregate       Amount of
  securities to be registered      registered        price per share    offering price(1)   registration fee
---------------------------------------------------------------------------------------------------------------
 Common Stock,
   par value NLG 0.03  . . .         50,000            $39.8125(1)         $1,990,625             $604
===============================================================================================================

(1) In accordance with Rule 457(h), the aggregate offering price of the 50,000 shares of Common Stock registered hereby is estimated, solely for purposes of calculating the registration fee, on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low prices reported on the National Association of Securities Dealers, Inc. Automated Quotation System of the Common Stock on November 14, 1997.


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
                                    PART II

            INFORMATION NOT REQUIRED IN THIS REGISTRATION STATEMENT

    This Registration Statement on Form S-8 is to register for sale under the Securities Act of 1993, as amended, an additional 50,000 shares of Common Stock, NLG 0.03 par value, of Core Laboratories N.V. (the "Company") pursuant to the Company's 1995 Nonemployee Director Stock Option Plan (the "Plan"). Pursuant to General Instruction E of Form S-8, the contents of the Company's previously filed Registration Statement on Form S-8 relating to the Plan (File No. 33-98588), including all exhibits thereto, are incorporated herein by reference.

ITEM 8.  EXHIBITS

           5     --   Opinion of Nauta Dutilh (including consent)

          23.1   --   Consent of Arthur Andersen LLP

          23.2   --   Consent of Grant Thornton LLP

          23.3   --   Consent of Price Waterhouse LLP

                 [1995 Nonemployee Director Stock Option Plan]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Amsterdam, The Netherlands, on the 20th day of November, 1997.

                                     CORE LABORATORIES N.V.

                                     BY: CORE LABORATORIES INTERNATIONAL B.V.


                                     By: /s/ JACOBUS SCHOUTEN
                                         -------------------------------------
                                         Jacobus Schouten
                                         Managing Director

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

           Signature                                      Title                              Date
 ----------------------------------------   --------------------------------------     -----------------
 /s/  DAVID M. DEMSHUR                      President, Chief Executive Officer and     November 20, 1997
 ----------------------------------------   Supervisory Director (Principal
             David M. Demshur               Executive Officer and Authorized
                                            Representative in the United States)

 /s/ JOSEPH R. PERNA                        Senior Vice President and Supervisory      November 20, 1997
 ----------------------------------------   Director
              Joseph R. Perna

 /s/ RICHARD L. BERGMARK                    Chief Financial Officer, Treasurer and     November 20, 1997
 ----------------------------------------   Supervisory Director (Principal
            Richard L. Bergmark             Financial and Accounting Officer)

 /s/ STEPHEN D. WEINROTH                    Supervisory Director                       November 20, 1997
 ----------------------------------------
            Stephen D. Weinroth

                                            Supervisory Director
 ----------------------------------------
               James A. Read

 /s/ JACOBUS SCHOUTEN                       Supervisory Director                       November 20, 1997
 ----------------------------------------
             Jacobus Schouten

 /s/ TIMOTHY J. PROBERT                     Supervisory Director                       November 20, 1997
 ----------------------------------------
            Timothy J. Probert

 /s/ BOB G. AGNEW                           Supervisory Director                       November 20, 1997
 ----------------------------------------
               Bob G. Agnew

 /s/ FRERIK PLUIMERS                        Supervisory Director                       November 20, 1997
 ----------------------------------------
              Frerik Pluimers

                              INDEX TO EXHIBITS

EXHIBIT NO.           DESCRIPTION
-----------           -----------
 5             --   Opinion of Nauta Dutilh (including consent)

23.1           --   Consent of Arthur Andersen LLP

23.2           --   Consent of Grant Thornton LLP

23.3           --   Consent of Price Waterhouse LLP